UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 5, 2013 (November 4, 2013)

CORONUS SOLAR INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

98-1090431
(I.R.S. Employer Identification No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01      ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

            As reported in our Form 8-K filed with the SEC on September 30, 2013, effective September 1, 2013, we engaged Earthlight Solar Inc. (“Earthlight”) as a consultant (the “Earthlight Engagement”), with Earthlight providing us with advisory and consulting services (the “Earthlight Services”) in respect of our solar photovoltaic (“PV”) business. Under the Earthlight Engagement, we were to pay Earthlight CAD$10,000 per month for the Earthlight Services. Mark Burgert, a control person of us, is the president and a control person of Earthlight. We report today, effective November 4, 2013, we amended the Earthlight Engagement (the “Amended Earthlight Engagement”). Under the Amended Earthlight Engagement, we are to pay Earthlight CAD $10,000 per month for the Earthlight Services, and will do so up to November 30, 2013. Additionally, effective December 1, 2013, we are to pay Earthlight 10% of the cash value received on the Redwood Debenture, in return for Earthlight performing those certain development services in respect of the twelve anticipated, utility-scale, solar PV projects under the Share Purchase and Development Services Agreement, the closing of which we reported in our Form 8-K filed with the SEC on September 30, 2013.

            As reported in our Form 8-K filed with the SEC on September 30, 2013, effective September 1, 2013, we engaged RenewTrek Solar Inc. (“RenewTrek”) as a consultant (the “RenewTrek Engagement”), with RenewTrek providing us with advisory and consulting services (the “RenewTrek Services”) in respect of our solar PV business. Under the RenewTrek Engagement, we were to pay RenewTrek CAD$10,000 per month for the RenewTrek Services. Jeff Thachuk, our president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer, and a member of our board of directors, is the president and a control person of RenewTrek. We report today, effective November 4, 2013, we amended the RenewTrek Engagement (the “Amended RenewTrek Engagement”). Under the Amended RenewTrek Engagement, we are to pay RenewTrek CAD $10,000 per month for the RenewTrek Services, and will do so up to November 30, 2013. Additionally, effective December 1, 2013, we are to pay RenewTrek 10% of the cash value received on the Redwood Debenture, in return for RenewTrek performing those certain development services in respect of the twelve anticipated, utility-scale, solar PV projects under the Share Purchase and Development Services Agreement, the closing of which we reported in our Form 8-K filed with the SEC on September 30, 2013. As a director of our company, Mr. Thachuk declared his interest in the transaction and abstained from voting on the approval of the Amended RenewTrek Engagement.

ITEM 2.03      CREATION OF A DIRECT FINANCIAL OBLIGATION.

            As disclosed above under Item 1.01, effective September 1, 2013, under the Amended Earthlight Engagement, we are to pay Earthlight CAD $10,000 per month for the Earthlight Services, and will do so up to November 30, 2013. Additionally, effective December 1, 2013, we are to pay Earthlight 10% of the cash value received on the Redwood Debenture, in return for Earthlight performing those certain development services in respect of the twelve anticipated, utility-scale, solar PV projects under the Share Purchase and Development Services Agreement.

            As disclosed above under Item 1.01, effective September 1, 2013, under the Amended RenewTrek Engagement, we are to pay RenewTrek CAD $10,000 per month for the RenewTrek Services, and will do so up to November 30, 2013. Additionally, effective December 1, 2013, we are to pay RenewTrek 10% of the cash value received on the Redwood Debenture, in return for RenewTrek performing those certain development services in respect of the twelve anticipated, utility-scale, solar PV projects under the Share Purchase and Development Services Agreement.

ITEM 7.01      REGULATION FD DISCLOSURE.

            As disclosed above under Item 1.01, we announced today our entry into the Amended Earthlight Engagement and our entry into the Amended RenewTrek Engagement, inclusive of the financial obligations in relation thereto.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

10.1	Amended Consulting Services Agreement – EarthLight.
10.2	Amended Consulting Services Agreement – RenewTrek.
99.1	Press release.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             Dated this 5th day of November, 2013.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal
Accounting Officer, Principal Financial Officer,
Secretary, Treasurer and a member of the Board of
Directors